SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

      SECOND AMENDMENT dated as of October 23, 1998 (the "Second Amendment") to the NOTE PURCHASE AGREEMENT (the "Agreement") dated as of September 19, 1997, as amended by the First Amendment to the Note Purchase Agreement dated April 14, 1998 among BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), IMPLEO LLC, a Connecticut limited liability company (the "Purchaser") and WEXFORD MANAGEMENT LLC, as agent for the Purchaser and the holders of Other Notes (the "Agent").

                                W I T N E S S E T H:

      WHEREAS, the Purchaser and the Company have heretofore entered into that certain Note Purchase Agreement dated as of September 19, 1997, as amended by the First Amendment to the Note Purchase Agreement dated April 14, 1998 (the "Agreement"). The Company has heretofore issued, and the Purchaser has heretofore purchased, the Company's 10%/13% convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,000,000 pursuant to the Agreement;

      WHEREAS, as of even date herewith, the Purchaser and the Company have entered into a Stock Purchase and Restructure Agreement (the "Purchase Agreement"), pursuant to which, the Purchaser has agreed to waive certain rights it has with respect to the election of the Company's board of directors.

      NOW, THEREFORE, the Purchaser and the Company hereby agree as follows:

      1. Amendment. Section 4.1 of the Agreement shall be and is hereby amended by the deletion of the following language from the language contained therein:

            "In addition, so long as the Notes are outstanding, the Purchaser shall have the right to designate a number of directors of the Company equal to at least 25% (and if the number of Directors is not divisible by four, rounded up to the next whole number) of the number of such directors. In the case that any nominee designated by the Purchaser ceases to serve as a director of the Company, Drew or BT for any reason, the Company agrees that it will nominate to its board of directors or the board of directors of Drew or BT, as the case may be, one or more replacement nominees designated by the Purchaser and use its best efforts to cause such replacement nominees to be elected."

      2 Interpretation; Construction. This Second Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Agreement, the First Amendment and the Notes are hereby ratified and shall be and remain in full force and effect. From and after the effective date of this Second Amendment, references to the Agreement shall mean the Agreement as amended by the First Amendment and this Second Amendment.

      3. Effectiveness of the Agreement. The effectiveness of this Agreement is conditioned upon the parties consummating the transactions contemplated by the Purchase Agreement, and the exhibits thereto. In the such transactions are not consummated by the parties hereof, this agreement shall be of no force or effect.

      4. Effect of Headings. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

      5. Entire Agreement. This Agreement along with the other agreements and instruments referred to herein, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement.

      6. Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in writing and signed by or on behalf of the party to be charged therewith.

      7. Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

      8. Choice of Forum; Waiver of Trial by Jury. Any suit, action or proceeding brought by either party against the other party for claims arising out of this Agreement shall be brought and enforced exclusively in the United States District Court for the Southern District of New York, or in the event that court lacks jurisdiction to hear the claim, in the New York State Supreme Court in New York County. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, its right to a trial by jury.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Note Purchase Agreement as of the date first written above.


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                                          BCAM INTERNATIONAL INC.

                                          By:
                                             --------------------------
                                             Michael Strauss
                                             President


                                          IMPLEO LLC

                                          By:
                                             --------------------------
                                          WEXFORD MANAGEMENT LLC
                                          as Agent for Impleo LLC

                                                By:
                                                   --------------------
                                                   Joseph Jacobs
                                                   President


                                          WEXFORD MANAGEMENT LLC
                                          as Agent

                                          By:
                                             --------------------------
                                             Joseph Jacobs
                                             President